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                                                                    EXHIBIT 99.4

  INTERNET CAPITAL GROUP COMPLETES ITS ACQUISITION OF INTEREST IN RIGHTWORKS
                                  CORPORATION

          Acquisition Represents Key Technology Infrastructure Asset
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          Wayne, Pa--(BUSINESS WIRE)--June 15, 2000-Internet Capital Group
(NASDAQ: ICGE), a leading business-to-business e-commerce company, today announced that it has completed the previously announced acquisition of a controlling interest in RightWorks for $22 million and approximately 5,778,533 million shares of Internet Capital Group common stock. In one of its most strategic acquisitions to date, ICG is taking a majority stake in this leading provider of B2B exchange software for powering digital marketplaces. The RightWorks acquisition is critical to ICG's mission of driving the transformation of business by building the leading global B2B e-commerce companies. RightWorks provides a platform that is central to ICG's strategy for rapidly building new businesses on the Internet. The RightWorks offering enables market makers to provide their trading participants with a one-to-one buying experience within a many-to-many architecture. RightWorks customers represent a wide range of markets and include companies such as CSC, Embion, eMerge Interactive, FacilityPro.com, ShopNow.com and Wells Fargo Bank. "This acquisition is fundamental to our strategy of driving business transformation by aggregating business buyers and business suppliers together in open, highly efficient digital marketplaces," said Mary Coleman, managing director at ICG. "Technology infrastructure is critical to the success of B2B marketplaces, and we believe that with RightWorks' open, scaleable platform, momentum behind ICG's market makers will only continue to increase." As an ICG partner company, RightWorks will gain access to ICG's strategic expertise, operational support and network of B2B e-commerce partner companies, while its technology is expected to increase the competitive advantage and value of the entire ICG network. RightWorks is already leveraging the power of ICG's collaborative network, having formed several strategic partnerships with other ICG partner companies, including VerticalNet, ICG Commerce, CommerceQuest and Breakaway Solutions. "The RightWorks platform's open architecture, which is designed specifically to operate over the Internet, combined with our open approach to content, makes RightWorks a perfect fit with ICG's wide network of existing and upcoming digital marketplaces," said Vani Kola, founder and CEO of RightWorks. "An acquisition by a leader like ICG represents a strong endorsement that should help new and prospective customers and partners -- both within the ICG network and beyond -- see that RightWorks is the clear choice for B2B enabling technology."

About RightWorks

Founded in 1996, RightWorks is a leading provider of B2B exchange software for powering digital marketplaces across the Internet. RightWorks offers an extensive range of capabilities that are being adopted by net market makers as either in-house or hosted solutions. RightWorks 5, the latest release of the company's flagship product, is architected to take advantage of the dynamic and distributed nature of the Internet with innovations such as an open "many-to-many" trading platform, Universal Network Content(TM), and Business Personalization(TM). RightWorks is a privately held company backed by Internet Capital Group, Sequoia Capital and others. Based in San Jose, Calif., RightWorks can be reached at 408/579-4000 and at www.rightworks.com.

About Internet Capital Group

Internet Capital Group (http://www.internetcapital.com) is an Internet company actively engaged in business-to-business e-commerce through a network of partner companies. It provides operational assistance, capital support, industry expertise, and a strategic network of business relationships intended to maximize the long-term market potential of more than 65 business-to-business e-commerce partner companies. Headquartered in Wayne, Pa., Internet Capital Group has offices in San Francisco, Boston, Seattle, London and Hong Kong. Safe Harbor Statement under Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the
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uncertainty of future performance of our partner companies, acquisitions of interests in additional partner companies, additional financing requirements, the effect of economic conditions in the B2B e-commerce market and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Internet Capital Group
Michelle Strykowski, 415/343-3753 (Public Relations) mstrykowski@internetcapital.com
Sherri Wolf, 617/338-7171 (Investor Relations) swolf@internetcapital.com